Exhibit 10.9

FIRST AMENDMENT TO THE

JANUS 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

The Janus 401(k) and Employee Stock Ownership Plan, as amended and restated effective January 1, 2014 (the “Plan”), is hereby amended as follows:

1.                                     Effective as of January 1, 2014, Section 1.8 of the Plan is hereby clarified by deleting the first paragraph and replacing it in its entirety to read as follows:

1.8                              “Compensation” means (i) Basic Compensation for purposes of the regular Payroll Withholding Agreement election in Section 3.1(a)(2)(i) (including an election with respect to Catch-Up Contributions); (ii) Supplemental Compensation for purposes of the bonus Payroll Withholding Agreement election in Section 3.1(a)(2)(ii); (iii) Basic Compensation and Supplemental Compensation for purposes of the passive Payroll Withholding Agreement in Section 3.1(b)(1), (iv) Basic Compensation and Supplemental Compensation for purposes of Matching Contributions; and (v) amounts paid to an Eligible Employee by a Participating Employer as “Wages” (defined below) for purposes of other Contributions made under Article IV.

2.                                     Effective as of January 1, 2014, Section 1.12 of the Plan is hereby clarified to read as follows:

1.12                       “Employer” means Janus Capital Group Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the State of Colorado.

3.                                     Effective as of June 26, 2013, the Plan is hereby amended by redesignating Sections 1.43 through 1.53 to be Sections 1.44 through 1.54 and adding a new Section 1.43 to read as follows:

1.43                       “Spouse” means a person of the same or opposite sex to whom an Employee is legally married under the laws of any domestic or foreign jurisdiction having the legal authority to sanction marriage, even if the Participant and his or her Spouse are currently domiciled in a jurisdiction that does not recognize the validity of such marriage; provided, however, that federal tax law recognizes such marriage.

4.                                     Effective as of June 26, 2013, the Plan is hereby amended by substituting “Spouse” for “spouse” in each place that it appears in the Plan document.

5.                                     Effective as of January 1, 2014, Section 7.4 of the Plan is hereby clarified by adding the following paragraph to the end thereto to read as follows:

Notwithstanding anything in this Section 7.4 to the contrary, if a Participant has designated the Participant’s Spouse as a Beneficiary, then a divorce decree that relates to such Spouse shall revoke the Participant’s designation of the Spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

6.                                     Effective as of January 1, 2014, Section 8.3(c) of the Plan is hereby clarified by deleting it and replacing it in its entirety to read as follows:

Notwithstanding the above, distributions from the Participant’s Elective Account pursuant to this Section 8.3 shall be limited solely to the Participant’s total Elective Contributions as of the date of distribution (and not take into account earnings on those Contributions), reduced by the amount of any previous distributions pursuant to this Section 8.3 and Section 8.1; provided, however, that 100% of the Participant’s Pre-Tax Elective Deferral Contributions valued as of the last Valuation Date must be distributed before any of a Participant’s Roth Elective Deferral Contributions may be distributed pursuant to this Section 8.

7.                                     Effective immediately as of the date hereof, Section 16.6 of the Plan is hereby clarified to read as follows:

16.6                       Construction of Plan.  This Plan and Trust shall be construed and enforced according to the Code, ERISA and the laws of the State of Colorado, other than its laws respecting choice of law, to the extent not pre-empted by ERISA.

8.                                     Except as expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Amendment as of this 19th day of December, 2014.

Janus Capital Group Inc.

/s/ Michelle Rosenberg
Michelle Rosenberg
V.P. and Assistant General Counsel

ATTEST:

/s/ Sue Armstrong
Sue Armstrong